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                                                                    EXHIBIT 99.8

           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens (i.e., 000-00-0000). Employer identification numbers have nine digits separated by only one hyphen (i.e., 000-000000). The table below will help determine the number to give the payer.

----------------------      --------------------------       ---------------------------     -----------------------
                                                                                              Give the EMPLOYER
 For this type of            Give the SOCIAL                  For this type of account:       IDENTIFICATION number
 account:                    SECURITY number of --                                            of --
----------------------      --------------------------       ---------------------------     -----------------------
 1.   An individual's        The individual                   8.  Sole proprietorship         The Owner(4)
      account                                                     account

 2.   Two or more            The actual owner of the          9.  A valid trust,              Legal entity (Do not
      individuals            account or, if combined              estate, or pension          furnish the identifying
      (joint account         funds, any one of the                trust                       number of the personal
                             individuals'                                                     representative or
                                                                                              trustee unless the
                                                                                              legal entity itself is
                                                                                              not designated in the
                                                                                              account title)(5)
 3.   Husband and wife       The actual owner of the          10. Corporate Account           The corporation
      (joint account)        account or, if joint
                             funds, either person1

 4.   Custodian              The minor(2)                     11. Religious,                  The organization
      account of a                                                charitable, or
      minor (Uniform                                              educational
      Gift to Minors                                              organization account
      Act)

 5.   Adult and minor        The adult or, if the             12. Partnership account         The partnership
      (joint account)        minor is the only                    held in the name of
                             contributor, the minor               the business

 6.   Account in the         The ward, minor, or              13. Association, club, or       The organization
      name of guardian       incompetent person(3)                other tax-exempt
      or committee for                                            organization
      a designated
      ward, minor, or
      incompetent
      person

 7.   a. The usual           The grantor-trustee1             14. A broker or                 The broker or nominee
         revocable                                                registered nominee
         savings trust
         account
         (grantor is
         also trustee)

      b. So-called           The actual owner(1)              15. Account with the            The public entity
         trust account                                            Department of
         that is not a                                            Agriculture in the
         legal or                                                 name of a public
         valid trust                                              entity (such as a
         under State                                              State or local
         law                                                      government, school
                                                                  district, or prison)
                                                                  that receives
                                                                  agricultural program
                                                                  payments

  (1)  List first and circle the name of the person whose number you furnish.

  (2)  Circle the minor's name and furnish the minor's social security number.

  (3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

  (4)  Show the name of the owner.

  (5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: if no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER                                          NOTE:   You may be subject to backup withholding
                                                            if this interest is $600 or more and is paid in
If you don't have a taxpayer identification number          the course of the payer's trade or business and
or you don't know your number, obtain Form SS-5.            you have not provided your correct taxpayer
Application for a Social Security Number Card, or           identification number to the payer:
Form SS-4, Application for Employer Identification
Number, at the local office of the Social Security          o   Payments of tax-exempt interest (including
Administration or the Internal Revenue Service and              exempt interest dividends under section 852).
apply for a number.
                                                            o   Payments described in section 6049(b)(5) to
PAYEES EXEMPT FROM BACKUP WITHHOLDING                           nonresident aliens.

Payees specifically exempted from backup                    o   Payments on tax-free covenant bonds under
withholding on ALL payments include the following:              section 1451.

o    A corporation.                                         o   Payments made by certain foreign
                                                                organizations.
o    A financial institution.
                                                            o   Payments made to a nominee.
o    An organization exempt from tax under section
     501(a), or an individual retirement plan.              Exempt payees described above should file Form W-9
                                                            to avoid possible erroneous backup withholding.
o    The United States or any agency or                     FILE THIS FORM WITH THE PAYER.  FURNISH YOUR
     instrumentality thereof.                               TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON
                                                            THE FACE OF THE FORM, AND RETURN IT TO THE PAYER,
o    A State, the District of Columbia, a                   IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR
     possession of the United States, or any                PATRONAGE DIVIDENDS.  ALSO SIGN AND DATE THE FORM.
     subdivision or instrumentality thereof.

o    A foreign government, a political subdivision          Certain payments other than interest, dividends,
     of a foreign government, or agency or                  and patronage dividends that are not subject to
     instrumentality thereof.                               information reporting are also not subject to
                                                            backup withholding.  For details, see the
o    An international organization or any agency,           regulations under sections 6041, 6041A (a), 6045,
     or instrumentality thereof.                            and 6050A.

o    A registered dealer in securities or                   PRIVACY ACT NOTICE.--Section 6109 requires most
     commodities registered in the U.S. or a                recipients of dividend, interest, or other
     possession of the U.S.                                 payments to give taxpayer identification numbers
                                                            to payers who must report the payments to IRS.
o    A real estate investment trust.                        IRS uses the numbers for identification purposes.
                                                            Payers must be given the numbers whether or not
o    A common trust fund operated by a bank under           recipients are required to file tax returns.
     section 584(a).                                        Beginning January 1, 1993, payers must generally
                                                            withhold 31% of taxable interest, dividend and
o    An exempt charitable remainder trust or a              certain other payments to a payee who does not
     non-exempt trust described in section                  furnish a taxpayer identification number to a
     4947(a)(1).                                            payer.  Certain penalties may also apply.

o    An entity registered at all times under the            PENALTIES
     Investment Company Act of 1940.
                                                            (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER
o    A foreign central bank of issue.                       IDENTIFICATION NUMBER.--If you fail to furnish
                                                            your taxpayer identification number to a payer,
Payments of dividends and patronage dividends not           you are subject to a penalty of $50 for each such
generally subject to backup withholding include             failure unless your failure is due to reasonable
the following:                                              cause and not to willful neglect.

o    Payments to nonresident aliens subject to              (2) CIVIL PENALTY FOR FALSE INFORMATION WITH
     withholding under section 1441.                        RESPECT TO WITHHOLDING.--If you make a false
                                                            statement with no reasonable basis which results
o    Payments to partnerships not engaged in trade          in no imposition of backup withholding, you are
     or business in the U.S. and which have at              subject to a penalty of $500.
     least one nonresident partner.
                                                            (3) CRIMINAL PENALTY FOR FALSIFYING
o    Payments of patronage dividends where the              INFORMATION.--Falsifying certifications or
     amount received is not paid in money.                  affirmations may subject you to criminal penalties
                                                            including fines and/or imprisonment.
o    Payments made by certain foreign
     organizations.                                         FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                                                            CONSULTANT OR THE INTERNAL REVENUE SERVICE
o    Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals.